Exhibit 32.2

Certification of the Principal Accounting Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Bunker Hill Mining Corp. (the “Company”) on Form 10-Q for the interim period ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Wiens, the Chief Financial Officer, Corporate Secretary and Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Wiens
David Wiens, Chief Financial Officer and Corporate Secretary (Principal Financial Officer)

Date: May 17, 2022

A signed original of this written statement required by Section 906 has been provided to Bunker Hill Mining Corp. and will be retained by Bunker Hill Mining Corp. to be furnished to the Securities and Exchange Commission or its staff upon request.